Exhibit 10.2

COMMON STOCK PURCHASE AGREEMENT

      AGREEMENT entered into as of the 13th day of September, 2010, by and between Bristol Acquisitions Corp., a Delaware corporation with an address at 2005 Merrick Road, Suite 326, Merrick, New York 11566 (the Company) and Brook Cross, a individual with an address at 631 Vista Bonita, Newport Beach, CA 92660 (the Purchaser).

      WHEREAS, the Purchaser desires to purchase, and the Company desires to sell, an aggregate of 1,500,000 shares (the
Shares) of the Companys common stock, par value $.001 per share (the Common Stock) upon the terms and conditions hereof.

      NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Purchaser and the Company hereby agree as follows:

SECTION 1:  SALE OF THE SHARES

      1.1 Sale of the Shares. Subject to the terms and conditions hereof, the Company will sell and deliver to the Purchaser and the Purchaser will purchase from the Company, upon the execution and delivery hereof, the Shares for a purchase price equal to twenty-five thousand dollars
($25,000).

SECTION 2:  CLOSING DATE; DELIVERY

      2.1 Closing Date. The closing of the purchase and sale of the Shares hereunder (the Closing) shall be held immediately following the execution and delivery of this Agreement.

      2.2 Delivery at Closing. At the Closing, the Company will deliver to the Purchaser a stock certificate registered in the Purchasers name, representing the number of Shares to be purchased by Purchaser hereunder, against payment of the purchase price therefore as indicated above.

SECTION 3: REPRESENTATIONS AND WARRANTIES OF PURCHASER

      The undersigned Purchaser hereby represents and warrants to the Company as follows:

      3.1 Transfer of Shares. The Shares have not been registered under the Securities Act and cannot be sold or otherwise transferred without an effective registration or an exemption therefrom, and as of the date of this Agreement, may not be sold pursuant to the exemptions provided by Section 4(1) of the Securities Act in accordance with the letter from Richard K. Wulff, Chief of the Office of Small Business Policy of the Securities and Exchange Commissions Division of Corporation Finance, to Ken Worm of NASD Regulation, Inc., dated January 21, 2000.

      3.2 Experience. The undersigned has such knowledge and experience in financial and business matters that the undersigned is capable of evaluating the merits and risks of investment in the Company and of making an informed investment decision. The undersigned has adequate means of providing for the undersigned's current needs and possible future contingencies and the undersigned has no need, and anticipates no need in the foreseeable future, to sell the Shares for which the undersigned subscribes. The undersigned is able to bear the economic risks of this investment and, consequently, without limiting the generality of the foregoing, the undersigned is able to hold the Shares for an indefinite period of time and has sufficient net worth to sustain a loss of the undersigneds entire investment in the Company in the event such loss should occur. Except as otherwise indicated herein, the undersigned is the sole party in interest as to its investment in the Company, and it is acquiring the Shares solely for investment for the undersigneds own account and has no present agreement, understanding or arrangement to subdivide, sell, assign, transfer or otherwise dispose of all or any part of the Shares subscribed for to any other person.

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      3.3  Investment; Access to Data.  The undersigned has
carefully reviewed and understands the risks of, and other considerations relating to, a purchase of the Common Stock and an investment in the Company. The undersigned has been furnished materials relating to the Company, the private placement of the Common Stock or anything else that it has requested and has been afforded the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and obtain any additional information which the Company possesses or can acquire without unreasonable effort or expense. Representatives of the Company have answered all inquiries that the undersigned has made of them concerning the Company, or any other matters relating to the formation and operation of the Company and the offering and sale of the Common Stock. The undersigned has not been furnished any offering literature other the undersigned has relied only on such information furnished or made available to the undersigned by the Company as described in this Section. The undersigned is acquiring the Shares for investment for the undersigneds own account, not as a nominee or agent and not with the view to, or for resale in connection with, any distribution thereof. The undersigned acknowledges that the Company is a start-up company with no current operations, assets or operating history, which may possibly cause a loss of Purchasers entire investment in the Company.


      3.4 Authorization. (a) This Agreement, upon execution and delivery thereof, will be a valid and binding obligation of Purchaser, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting enforcement of creditors rights generally.

            (b) The execution, delivery and performance by Purchaser of this Agreement and compliance therewith and the purchase and sale of the Shares will not result in a violation of and will not conflict with, or result in a breach of, any of the terms of, or constitute a default under, any provision of state or Federal law to which Purchaser is subject, or any mortgage, indenture, agreement, instrument, judgment, decree, order, rule or regulation or other restriction to which the Purchaser is a party or by which the undersigned Purchaser is bound, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of Purchaser pursuant to any such term.

      3.5 Accredited Investor. Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended and has executed the statement of accredited investor annexed hereto as Exhibit A.

SECTION 4:  MISCELLANEOUS

      4.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of Delaware, without regard to conflicts of laws principles thereof.

      4.2 Survival. The terms, conditions and agreements made herein shall survive the Closing.

      4.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

      4.4 Entire Agreement; Amendment; Waiver. This Agreement constitutes the entire and full understanding and agreement between the parties with regard to the subject matter hereof.
 Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by all the parties hereto.

      4.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together, shall constitute one instrument.


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      IN WITNESS WHEREOF, the undersigned have hereunto set
their hands as of the day and year first above written.

BRISTOL ACQUISITIONS CORP.


By: /s/ Brook Cross
Brook Cross
President and Secretary


BROOK CROSS


By: /s/ Brook Cross
Brook Cross
President and Secretary



































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Exhibit A

STATEMENT OF ACCREDITED INVESTOR

To:
Bristol Acquisitions Corp. (the Company)

Ladies and Gentlemen:

      The undersigned hereby refers to the Securities Purchase Agreement executed and delivered to the Company by the undersigned as of the date hereof. In connection with the subscription thereunder by the undersigned to purchase securities of the Company, the undersigned hereby represents and warrants that such individual or entity meets at least one of the tests listed below for an accredited investor (as such term is defined under Regulation D promulgated pursuant to the Securities Act of 1933, as amended).

      Accredited Investors are accorded special status under the federal securities laws. Individuals who hold certain positions with an issuer or its affiliates, or who have certain minimum individual income or certain minimum net worth (each as described below) may qualify as Accredited Investors.
 Partnerships, corporations or other entities may qualify as Accredited Investors if they fulfill certain financial and other standards, or if all of their equity owners have incomes and/or net worth which qualify them individually as Accredited Investors, and trusts may qualify as Accredited Investors if they meet certain financial and other tests (as described below).

      You may qualify as an Accredited Investor under Regulation D promulgated under the Securities Act of 1933 (the
1933 Act) if you meet any of the following tests (please check all that apply):

	The undersigned is an individual who is a director or executive officer of the Company. An executive officer is the president, a vice president in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy making function or any other person who performs similar policy making functions for the Company.

	The undersigned is an individual that (1) had individual income of more than $200,000 in each of the two most recent fiscal years and reasonably expects to have individual income in excess of $200,000 in the current year, or (2)
had joint income together with the undersigneds spouse in
excess of 	$300,000 in each of the two most recent fiscal
years and reasonably expects to have joint income in
excess of $300,000 in the current year.  Income means
adjusted gross income, as reported for federal income tax purposes, increased by the following amounts: (i) any tax
exempt interest income under 	Section 103 of the Internal
Revenue Code (the Code) received, (ii) any losses claimed as a limited partner in a limited partnership as reported on Schedule E of Form 1040, (iii) any deduction claimed for depletion under Section 611 of the Code or (iv) any amount by which income has been reduced in arriving at adjusted gross income pursuant to the provisions of Section
1202 of the Code. In determining personal income, however, unrealized capital gains should not be included.

	The undersigned is an individual with individual net worth, or combined net worth together with the undersigneds spouse, in excess of $1,000,000. Net worth means the excess of total assets at fair market value, including home, home furnishings and automobiles, over total liabilities.

	The undersigned is a Trust with total assets in excess of $5,000,000, was not formed for the specific purpose of acquiring securities of the Company, and the purchase of the securities is directed by a person with such knowledge and experience in financial and business matters that he is capable of evaluating the risks and merits of the
prospective investment in such securities.
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	The undersigned is a corporation, partnership, limited
liability company or limited liability partnership that has total assets in excess of $5,000,000 and was not formed for the specific purpose of acquiring securities of the Company.

	The undersigned is an entity in which all of its equity owners are accredited investors.

Dated: September 13, 2010


Very truly yours,

Brook Cross

By:  /s/ Brook Cross
Brook Cross





































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